Exhibit 99.1

CHROMADEX CORPORATION REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

-Second Quarter 2018 Net Revenues Increased by 85% to $7.8 Million -

IRVINE, Calif., August 9, 2018 (GLOBE NEWSWIRE) - ChromaDex Corp. (NASDAQ:CDXC), an integrated, science-based, nutraceutical company devoted to improving the way people age with its flagship ingredient NIAGEN® and consumer product TRU NIAGEN®, announced today second quarter 2018 financial results.

Second Quarter 2018 Highlights vs. Second Quarter 2017

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Net sales up 85%, fueled by growth of TRU NIAGEN®;

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TRU NIAGEN sales at 66% of NIAGEN-related sales, up from 7%;

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NIAGEN®-related sales at 73% of total sales, up from 50%;

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Gross profit as a percentage of net sales nearly flat at approximately 49%; and

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International expansion continued with launch of TRU NIAGEN on Amazon in UK and appointment of Matakana Superfoods (MSF) as exclusive distributor of TRU NIAGEN in New Zealand.

“The TRU NIAGEN brand continued to grow worldwide in the second quarter of 2018, and sales growth once again exceeded our plan,” said Rob Fried, Chief Executive Officer. “We are continuing to make necessary marketing, legal and R&D investments, and we remain encouraged by our progress.”

Frank Jaksch, Jr., Executive Chairman and co-founder of ChromaDex commented: “The success we have seen with TRU NIAGEN in our sales growth reflects the accelerating expansion of published science, backed by human clinical data, around NIAGEN and its benefits to human health and wellness.”

Results of operations for the three months ended June 30, 2018

For the three months ended June 30, 2018 (“Q2 2018”), ChromaDex reported net sales of $7.8 million, up 85% compared to $4.2 million from continuing operations in the second quarter of 2017 ("Q2 2017"). The increase in second quarter revenues was driven by growth in sales of TRU NIAGEN.

Gross margin as a percentage of sales remained nearly flat at 49.3% for Q2 2018 compared to 50.0% for Q2 2017. In 2018, we elected to account for shipping and handling activities performed as cost of sales under a fulfillment cost and not as sales adjustments. The impact of such election for Q2 2018 was approximately $0.4 million, which had a negative impact of approximately 290 basis points on the gross margin rate for Q2 2018. Excluding the impact of the election to account for shipping and handling activities as a cost of sales, we experienced better gross margins due to the positive impact of TRU NAIGEN consumer product sales, which we anticipate will continue.

Operating expenses were $11.8 million in the second quarter of 2018, compared to $4.8 million from continuing operations in the same period for 2017. The increase of $7.0 million in operating expenses for second quarter was the result of the Company’s strategic decision to invest $2.8 million in advertising and marketing to build out the TRU NIAGEN brand, higher R&D expenses of $0.5 million as well as higher legal costs of $1.3 million, and higher stock-based compensation expense of $1.4 million. Excluding legal and equity-based compensation expenses, general and administrative expenses were $2.9 million, up by $1.5 million as compared to the prior year.

The net loss for the second quarter of 2018 was $8.1 million or ($0.15) per share as compared to a net loss from continuing operations of $2.7 million or ($0.06) per share for Q2 2017. The higher losses in the second quarter were the result of the strategic decision to invest ahead of growth including higher stock-based compensation expense related to the hiring of senior executives, and higher legal fees, partially offset by higher sales volume and gross profits.

For the second quarter of 2018, the reported loss was negatively impacted by a non-cash charge of $1.8 million related to stock-based compensation.

Adjusted EBITDA, a non-GAAP measure, was ($6.0) million for Q2 2018, compared to adjusted EBITDA of ($2.1) million for Q2 2017. ChromaDex defines Adjusted EBITDA as net income (loss) adjusted for income tax, interest, depreciation, amortization and non-cash stock compensation costs. The Basic and Diluted Adjusted EBITDA per share for Q2 2018 was ($0.11) versus ($0.05) for Q2 2017.

In the first half of 2018, the net cash used in operating activities was $10.5 million versus $5.6 million in the prior year. The Company ended the second quarter of 2018 with a solid balance sheet with cash of $33.4 million.

Outlook

For 2018, the Company expects to realize continued growth in TRU NIAGEN sales driven by our U.S. ecommerce and Watsons’ international business, as well as the launch of TRU NIAGEN in certain new international markets. The Company will continue to invest in marketing expenditures to build out the TRU NIAGEN brand and new capabilities to support growth.

For the second half of the year, and full year, we currently expect working capital to be a positive source of cash of $3 to $5 million for the full year, as we expect our net losses to moderate in the second half of the year and as we continue to tightly manage working capital for the balance of the year.

We expect the company will generate positive cash flow by the end of 2019/early 2020.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the year end results and provide a general business update on Thursday, August 9, at 4:30pm ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

Date: Thursday, August 9, 2018

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-866-327-8118

International dial-in number: 1-678-509-7526

Conference ID: 4997875

Webcast link: https://edge.media-server.com/m6/p/nonz226e

  The webcast replay will be available after the completion of the call on the Investor Relations section of the Company website, www.chromadex.com.

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures

ChromaDex’s non-GAAP financial measures exclude interest, tax, depreciation, amortization and share-based compensation for adjusted EBITDA. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of GAAP to non-GAAP measures are attached to this press release.

About ChromaDex:

ChromaDex Corp. is an integrated, global nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to uncover the full potential of NAD and identify and develop novel, science-based ingredients. Its flagship ingredient, NIAGEN® nicotinamide riboside, sold directly to consumers as TRU NIAGEN®, is backed with clinical and scientific research, as well as extensive IP protection. TRU NIAGEN is helping the world AGE BETTER®. ChromaDex maintains a website at www.ChromaDex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the quotations from ChromaDex’s Chief Executive Officer and Executive Chairman and statements regarding the future growth of TRU NIAGEN sales and for Watsons’ international business, launching TRU NIAGEN in certain new international markets, whether the Company will continue to invest in marketing expenditures and the expectations of future working capital, cash flow and net loss. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Forms 10-Q and 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Andrew Johnson, Director of Investor Relations

949-419-0288

andrewj@chromadex.com

ChromaDex Media Contact:

Alex Worsham, Director of Strategic Partnerships

949-648-3775

alexw@chromadex.com

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Statements of Operations
For the Three Month Periods Ended June 30, 2018 and July 1, 2017
(In thousands, except per share data)

	June 30, 2018	July 1, 2017

Sales, net	$7,803	$4,218
Cost of sales	3,957	2,109

Gross profit	3,846	2,109

Operating expenses:
Sales and marketing	3,773	550
Research and development	1,414	850
General and administrative	6,596	2,613
Other	-	746
Operating expenses	11,783	4,759

Operating loss	(7,937)	(2,650)

Nonoperating expense:
Interest expense, net	(48)	(36)
Other	(65)	-
Nonoperating expenses	(113)	(36)

Loss from continuing operations	(8,050)	(2,686)

Loss from discontinued operations	-	(78)

Net loss	$(8,050)	$(2,764)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.15)	$(0.06)
Loss from discontinued operations	$-	$(0.01)

Basic and diluted loss per common share	$(0.15)	$(0.07)

Basic and diluted weighted average common shares outstanding	54,892	42,121

See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on August 9, 2018.

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Balance Sheets
June 30, 2018 and December 30, 2017
(In thousands, except per share data)

	June 30, 2018	December 30, 2017
Assets

Current Assets
Cash	$33,389	$45,389
Trade receivables, net of allowances of $0.5 million and $0.7 million, respectively;
Receivables from Related Party: $0.9 million and $1.5 million, respectively	5,130	5,338
Contract assets	62	-
Receivable held at escrow	751	-
Inventories	6,526	5,796
Prepaid expenses and other assets	627	655
Total current assets	46,485	57,178

Leasehold Improvements and Equipment, net	3,878	2,872
Deposits	269	272
Receivable Held at Escrow	-	750
Intangible Assets, net	1,536	1,652

Total assets	$52,168	$62,724

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$6,757	$3,719
Accrued expenses	3,684	3,645
Current maturities of capital lease obligations	191	196
Contract liabilities and customer deposits	185	314
Deferred rent, current	139	114
Due to officer	-	100
Total current liabilities	10,956	8,088

Capital Lease Obligations, Less Current Maturities	219	310
Deferred Rent, Less Current	493	492

Total liabilities	11,668	8,890

Commitments and Contingencies

Stockholders' Equity
Common stock, $.001 par value; authorized 150,000 shares;
issued and outstanding June 30, 2018 54,870 shares and
December 30, 2017 54,697 shares	55	55
Additional paid-in capital	113,375	110,380
Accumulated deficit	(72,930)	(56,601)
Total stockholders' equity	40,500	53,834

Total liabilities and stockholders' equity	$52,168	$62,724

See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on August 9, 2018.

Consolidated Statements of Operations, Unaudited			Effects of Charges associated with Interest, Tax, Depreciation,			Consolidated Statements of Operations, Adjusted EBITDA
(US GAAP)			Amortization and Share-based Compensation Expense			Excluding Interest, Tax, Depreciation, Amortization and
						Share-based Compensation (Non-GAAP Presentation)
Three Months Ended June 30, 2018 and July 1, 2017			Three Months Ended June 30, 2018 and July 1, 2017			Three Months Ended June 30, 2018 and July 1, 2017
(In thousands, except per share data)			(In thousands, except per share data)			(In thousands, except per share data)

	Q2 2018	Q2 2017		Q2 2018	Q2 2017		Q2 2018	Q2 2017

Sales, net	$7,803	$4,218	Sales, net	$-	$-	Sales, net	$7,803	$4,218
Cost of sales	3,957	2,109	Cost of sales	(89)	(37)	Cost of sales	3,868	2,072

Gross profit	3,846	2,109	Gross profit	89	37	Gross profit	3,935	2,146

Operating expenses:			Operating expenses:			Operating expenses:
Sales and marketing	3,773	550	Sales and marketing	(76)	-	Sales and marketing	3,697	550
Research and development	1,414	850	Research and development	(136)	-	Research and development	1,278	850
General and administrative	6,596	2,613	General and administrative	(1,714)	(500)	General and administrative	4,882	2,113
Other	-	746	Other	-	-	Other	-	746
Operating expenses	11,783	4,759	Operating expenses	(1,926)	(500)	Operating expenses	9,857	4,259

Operating loss	(7,937)	(2,650)	Operating income	2,015	537	Operating loss	(5,922)	(2,113)

Nonoperating expense:			Nonoperating income:			Nonoperating income (expense):
Interest expense, net	(48)	(36)	Interest expense, net	48	36	Interest expense, net	-	-
Other	(65)	-	Other	-	-	Other	(65)	-
Nonoperating expenses	(113)	(36)	Nonoperating income	48	36	Nonoperating expenses	(65)	-

Loss from continuing operations	(8,050)	(2,686)	Income from continuing operations	2,063	573	Loss from continuing operations	(5,987)	(2,113)

Income from discontinued operations	-	(78)	Income from discontinued operations	-	73	Income from discontinued operations	-	(5)

Net loss	$(8,050)	$(2,764)	Effects of adjusted EBITDA	$2,063	$646	Adjusted EBITDA	$(5,987)	$(2,118)

Basic and diluted loss per common share:			Effects of adjusted EBITDA per common share:			Basic and diluted adjusted EBITDA per common share:
Loss from continuing operations	$(0.15)	$(0.06)	From continuing operations	$0.04	$0.01	From continuing operations	$(0.11)	$(0.05)
Earnings from discontinued operations	$-	$(0.01)	From discontinued operations	$-	$0.01	From discontinued operations	$-	$(0.00)

Basic and diluted loss per common share	$(0.15)	$(0.07)	Effects of adjusted EBITDA per common share	$0.04	$0.02	Basic and diluted adjusted EBITDA per common share	$(0.11)	$(0.05)

Weighted average common shares outstanding			Weighted average common shares outstanding			Weighted average common shares outstanding
Basic and diluted	54,892	42,121	Basic and diluted	54,892	42,121	Basic and diluted	54,892	42,121